UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2025

FREIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38172	47-5429768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Timberloch Place, Suite 500, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 905-5076

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FRGT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2025, Freight Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), wherein the Company issued an aggregate of (i) 12,540,000 series B preferred shares of the Company, par value $0.0001 per share (“Series B Preferred Shares”), and (ii) 126,005 series A4 preferred shares of the Company, par value $0.0001 per share (“Series A Preferred Shares”, and together with the Series B Preferred Shares, the “Shares”), to the Investor for a total purchase price of $500,000 (the “Offering”). The Offering raised net cash proceeds of approximately $485,000 (after deducting the transfer agent and legal fees and expenses of the Offering). Pursuant to the Amended and Restated Memorandum and Articles of Association filed with the Registrar of Corporate Affairs of the British Virgins Islands on June 27, 2025 (the “Amended and Restated M&A”), each Share is immediately convertible on the date of issuance, at the option of the Investor, at any time and from time to time, and without the payment of additional consideration by the Investor , into such number of fully paid and non-assessable ordinary shares, with no par value per share, of the Company.

The Offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Investor represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares were offered without any general solicitation by the Company or its representatives.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The matters described in Section 1.01 of this Current Report on Form 8-K are incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association dated as of June 27, 2025 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on June 27, 2025)
10.1	Securities Purchase Agreement dated August 6, 2025 between Freight Technologies, Inc., and Freight Opportunities LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2025	Freight Technologies, Inc.

/s/ Javier Selgas
	Name:	Javier Selgas
	Title:	Chief Executive Officer